Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2020 Stock Incentive Plan of Landsea Homes Corporation of our report dated May 1, 2019 relating to the financial statements of LS-Boston Point LLC as of December 31, 2018 and December 31, 2017, included by incorporation by reference in its Current Report on Form 8-K/A filed with the Securities and Exchange Commission on March 12, 2021.

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Walter & Shuffain, P.C.

Boston, MA

March 12, 2021